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                                                                   Exhibit 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Science Applications International Corporation on Form S-8 of our reports dated June 19, 1997 on our audits of the financial statements of the Bell Communications Research Savings and Security Plan and the Bell Communications Research Savings Plan for Salaried Employees (the "Plans") as of December 31, 1996 and 1995 and for the year then ended December 31, 1996, whose reports are included in the Plans' Annual Reports on Form 11-K.


COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
August 25, 1997